Exhibit 10.1
Amendment No. 1
to
Non-Employee Director
Restricted Stock Award and Stock Deferral Program
(As amended and restated October 30, 2007)
Under the
Alliant Techsystems Inc. 2005 Stock Incentive Plan
(As Amended and Restated Effective August 7, 2012)

The Non-Employee Director Restricted Stock Award and Stock Deferral Program (As amended and restated October 30, 2007) Under the Alliant Techsystems Inc. 2005 Stock Incentive Plan (As Amended and Restated August 7, 2012) (the “Non-Employee Director Stock Program”) is hereby amended as follows:

Section 2.1 of the Non-Employee Director Stock Program is amended to read in its entirety as follows:

2.1 Award Dates.

(a) As of the date of each Annual Meeting of the Company’s stockholders beginning with the 2008 Annual Meeting, each Non-Employee Director who is elected or reelected to the Board at such Annual Meeting shall be awarded shares of Restricted Stock with a Fair Market Value of $85,000 (rounded to the nearest whole share) as determined by the closing sale price of the Shares on the date of such Annual Meeting. As of the date of each annual meeting of the Company’s stockholders (“Annual Meeting”) beginning with the 2013 Annual Meeting, each Non-Employee Director who is elected or reelected to the Board at such Annual Meeting shall be awarded shares of Restricted Stock with a Fair Market Value of $95,000 (rounded to the nearest whole share) as determined by the closing sale price of the Shares on the date of such Annual Meeting.

(b) A Non-Employee Director who is first elected to the Board on or after January 1, 2008 and before July 31, 2013 at other than at an Annual Meeting shall be awarded shares of Restricted Stock as of the Director’s first day of service as a Non-Employee Director with a Fair Market Value of $85,000 (rounded to the nearest whole share) as determined by the closing sale price of the Shares on the date of Award. A Non-Employee Director who is first elected to the Board after July 31, 2013 and other than at an Annual Meeting shall be awarded shares of Restricted Stock as of the Director’s first day of service as a Non-Employee Director with a Fair Market Value of $95,000 (rounded to the nearest whole share) as determined by the closing sale price of the Shares on the date of Award.

(c) A Director may elect, in writing, in accordance with the provisions of Appendix A of this Program, to waive the Director’s right to receive the Award and instead receive an equal number of deferred Restricted Stock Units.

Capitalized terms used herein and not defined herein shall have the respective meanings assigned to them in the Non-Employee Director Stock Program.

Except as expressly amended herein, the Non-Employee Director Stock Program shall remain in full force and effect in accordance with its terms and provisions.